Exhibit 16.1
June 25, 2026
Securities and Exchange Commission
100 F. Street, NE
Washington, D.C. 20549
Ladies and Gentlemen:
We have read the section titled “Change in accountants” in the Form S-1 filed by Lincoln Bancorp (the “Company”) and are in agreement with the statements therein concerning Forvis Mazars, LLP. We have no basis to agree or disagree with other statements of the Company contained in the section titled “Change in accountants”.

Yours very truly,

/s/ Forvis Mazars, LLP
Springfield, Missouri